Exhibit 99.1

Contact: Charles Lambert
Managing Director – Capital Markets
Medical Properties Trust, Inc.
(205) 397-8897 clambert@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS

OUTSTANDING 2013 RESULTS

Expanded Total Assets by 33% in 2013 Reflecting $700 Million in Acquisitions

On Track for Sustained Growth in 2014

Birmingham, AL – February 6, 2014 – Medical Properties Trust, Inc. (the “Company” and “MPT”) (NYSE: MPW) today announced financial and operating results for the quarter and year ended December 31, 2013. The results of 2013 continued the extraordinary improvements made during 2012 in investment growth, revenue and operating results and per share funds from operations. Highlights of these improvements include:

•	Normalized Funds from Operations (“FFO”) per diluted share grew to $0.96, up 7% year-over-year in 2013 and 35% since 2011;

•	Earned $243 million in 2013 revenues, up 22% year-over-year in 2013 and 79% since 2011;

•	Completed acquisitions totaling approximately $700 million in 2013, and expanded gross asset base by 33% year-over-year and approximately 80% since 2011;

•	Achieved fourth quarter normalized FFO per diluted share of $0.26, before certain items; resulting in reported $0.24 per share;

•	Completed the €184 million acquisition of 11 German facilities in a sale / leaseback transaction valued at approximately $250 million (including transfer taxes of $12 million) to further expand geographic diversity of asset portfolio;

•	Completed a €200 million euro-denominated (approximately $275 million) long-term fixed rate debt transaction at an annual coupon of 5.75%;

•	During fourth quarter, completed $45 million aggregate investments in two acute care hospitals with two operators, and commenced development of 10 (five in 2014) free-standing emergency facilities;

•	Sold an inpatient rehabilitation facility to a third party real estate owner – facilitated by the operator – for $14 million, which resulted in a 280 basis point cap rate compression and an unlevered internal rate of return of 14.1%;

•	Increased the annualized cash dividend by 5% to $0.21 per share with the fourth quarter dividend payment.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and AFFO, all on a comparable basis to 2012 periods.

“This has been another great year for MPT as we built upon our track record for driving growth and building shareholder value,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust. “In 2013 we leveraged our expertise in healthcare real estate, finance and operations to continue executing on our strategy to diversify our portfolio of hospital-only investments. Our standing as the only U.S. healthcare REIT focused exclusively on funding hospitals allowed us to deliver 7% FFO per share growth while expanding our revenue by 22% and our gross asset base by 33% during 2013. Since 2011, we have grown FFO per share by 35%, revenue by 79% and our gross assets by nearly 80%.

“We entered 2014 with strong momentum,” continued Aldag. “Late in the fourth quarter of 2013, we completed the acquisition of our first overseas transaction, which topped off $700 million in acquisitions during 2013. Looking ahead, we intend to continue to make smart acquisitions, build upon our growth trajectory and deliver the results our shareholders have come to expect. We have a strong acquisition pipeline and a demonstrated ability to drive consistent FFO growth that we believe will allow us to create shareholder value in 2014 and beyond.”

OPERATING RESULTS

Normalized FFO for the quarter increased 12% to $38.1 million compared with fourth quarter of 2012. Normalized FFO per share was $0.24. Annual and fourth quarter normalized FFO was impacted by two timing issues that aggregated approximately $3.5 million, without which normalized FFO would have approximated $41.6 million and $0.26 per diluted share. Early in the fourth quarter, MPT prefunded the acquisition of the German rehabilitation portfolio; the interest expense on non-invested proceeds and the rent not collected as a result of a 30 day delay in anticipated closing approximated $2.6 million. In addition, as a result of MPT’s three-year 43% total return to shareholders, $0.9 million of performance share awards were accelerated from future periods, as previously estimated, into 2013. There was no impact on total expense or the number of shares originally awarded in 2011 and 2012.

For the twelve months ended December 31, 2013, normalized FFO increased 23% to $147.2 million from $119.4 million in 2012. On a per diluted share basis, normalized FFO increased 7% for that same period to $0.96 per diluted share from $0.90 per diluted share for 2012. These results were also affected by the timing issues described above.

Net income for the fourth quarter of 2013, before gains on property sales and the previously announced recording of transfer taxes associated with the German portfolio acquisition, was $24.2 million (or $0.15 per diluted share) compared with net income of $19.5 million (or $0.14 per diluted share) in the fourth quarter of 2012 before gains on property sales. The approximate $250 million investment in the German rehabilitation portfolio includes transfer taxes aggregating approximately $12 million. Although this portion of the investment is treated as an acquisition expense for accounting purposes, it is included in the lease base on which rental payments are calculated and paid.

Net income under generally accepted accounting principles for the twelve months ended December 31, 2013 grew 8% to $97.0 million from $90.0 million in 2012.

PORTFOLIO UPDATE AND FUTURE OUTLOOK

During the last two years, MPT has made immediately accretive investments exceeding $1.5 billion, an average compound annual growth rate of 34%, adding approximately $160 million in new annualized revenue. During the same period, the Company has established diverse sources of low-cost capital to fund these and future acquisitions of high-yielding hospital real estate.

Based solely on the already completed acquisitions and facilities under development, per share normalized FFO has grown 35% in the last two years and is expected to grow further by up to 14% to between approximately $1.08 and $1.12 in 2014. In addition, MPT expects to invest at least $500 million of similarly accretive acquisitions and developments in 2014, the FFO from which is not included in the 2014 estimate.

These estimates do not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, interest rate hedging activities, foreign currency impacts, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates will change if the Company acquires assets totaling more or less than its expectations, the timing of acquisitions varies from expectations, capitalization rates vary from expectations, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, assets are sold, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

In the fourth quarter of 2013, the Company invested in 13 facilities, divested one facility and opened three additional development projects.

•	On November 30, the Company completed the previously announced acquisition of an 11 property rehabilitation hospital portfolio in Germany operated by RHM Klinik- und Altenheimbetriebe GmbH & Co. KG (“RHM”) for €184.0 million (approximately $250 million);

•	On December 12, MPT acquired the real estate of the 155-bed Dallas Medical Center in North Dallas for $25 million, which is operated by Prime Healthcare Services;

•	On December 31, the Company provided a $20 million mortgage financing to Alecto Healthcare Services for the 204-bed Olympia Medical Center, which is located just east of Beverly Hills in the Mid-Wilshire district of Los Angeles;

•	On November 27, MPT sold a 65-bed inpatient rehabilitation facility in San Antonio for $14 million for a $5.6 million gain, which equates to a 14.1% unlevered internal rate of return and a 280 basis point cap rate improvement for the Company;

•	MPT also completed three development projects in the quarter and has commenced 10 other development projects with First Choice ER in the fourth quarter and 2014.

On December 31, 2013, the Company had total real estate and related investments of approximately $2.8 billion comprised of 107 healthcare properties in 25 states and in Germany. The properties are leased or loaned to 27 different hospital operating companies.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, February 6, 2014, at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended December 31, 2013. The dial-in telephone numbers for the conference call are 866-515-2912 (U.S.) and 617-399-5126 (International); using passcode 17141102. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available from shortly after the completion of the call through February 20, 2014. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 92142385.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; Normalized FFO per share; expected payout ratio, the amount of acquisitions of healthcare real estate, if any; capital markets conditions, the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; completion of additional debt arrangement, and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,823,683,129	$1,212,901,420
Construction in progress and other	41,771,499	38,338,985
Real estate held for sale	—	25,537,486
Net investment in direct financing leases	431,024,228	314,411,549
Mortgage loans	388,650,000	368,650,000

Gross investment in real estate assets	2,685,128,856	1,959,839,440
Accumulated depreciation and amortization	(159,776,091)	(122,796,563)

Net investment in real estate assets	2,525,352,765	1,837,042,877
Cash and cash equivalents	45,979,648	37,311,207
Interest and rent receivable	58,499,609	45,288,845
Straight-line rent receivable	45,828,697	35,859,703
Other assets	228,909,650	223,383,020

Total Assets	$2,904,570,369	$2,178,885,652

Liabilities and Equity
Liabilities
Debt, net	$1,421,680,749	$1,025,159,854
Accounts payable and accrued expenses	94,311,177	65,960,792
Deferred revenue	23,786,819	20,609,467
Lease deposits and other obligations to tenants	20,583,283	17,341,694

Total liabilities	1,560,362,028	1,129,071,807
Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 250,000,000 shares; issued and outstanding - 161,309,725 shares at December 31, 2013 and 136,335,427 shares at December 31, 2012	161,310	136,336
Additional paid in capital	1,618,054,133	1,295,916,192
Distributions in excess of net income	(264,804,113)	(233,494,130)
Accumulated other comprehensive income (loss)	(8,940,646)	(12,482,210)
Treasury shares, at cost	(262,343)	(262,343)

Total Equity	1,344,208,341	1,049,813,845

Total Liabilities and Equity	$2,904,570,369	$2,178,885,652

(A)	Financials have been derived from the prior year audited financials; however, we have reclassed the real estate (including accumulated depreciation) of certain properties sold in 2013 to Real Estate Held for Sale.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
		(A)		(A)
Revenues
Rent billed	$38,520,039	$30,192,222	$132,578,216	$119,882,517
Straight-line rent	2,474,148	2,535,667	10,705,792	7,911,656
Income from direct financing leases	11,545,956	8,748,999	40,830,388	21,728,141
Interest and fee income	15,139,342	15,120,443	58,409,167	48,602,700

Total revenues	67,679,485	56,597,331	242,523,563	198,125,014
Expenses
Real estate depreciation and amortization	11,151,338	8,212,451	36,977,724	32,814,417
Property-related	934,118	453,858	2,450,521	1,477,242
Acquisition expenses (includes $12.0 million in transfer taxes in 2013)	13,036,440	1,305,731	19,493,657	5,420,427
General and administrative	8,901,727	7,306,977	30,063,409	28,562,272

Total operating expenses	34,023,623	17,279,017	88,985,311	68,274,358

Operating income	33,655,862	39,318,314	153,538,252	129,850,656
Interest and other income (expense)	(19,881,506)	(16,120,991)	(63,511,002)	(56,961,855)
Income tax (expense) benefit	(464,219)	66,810	(725,707)	(19,183)

Income from continuing operations	13,310,137	23,264,133	89,301,543	72,869,618
Income from discontinued operations	4,587,686	5,339,257	7,913,867	17,207,329

Net income	17,897,823	28,603,390	97,215,410	90,076,947
Net income attributable to non-controlling interests	(59,083)	(47,430)	(224,300)	(177,252)

Net income attributable to MPT common stockholders	$17,838,740	$28,555,960	$96,991,110	$89,899,695

Earnings per common share - basic:
Income from continuing operations	$0.08	$0.17	$0.59	$0.54
Income from discontinued operations	0.03	0.04	0.05	0.13

Net income attributable to MPT common stockholders	$0.11	$0.21	$0.64	$0.67

Earnings per common share - diluted:
Income from continuing operations	$0.08	$0.17	$0.58	$0.54
Income from discontinued operations	0.03	0.04	0.05	0.13

Net income attributable to MPT common stockholders	$0.11	$0.21	$0.63	$0.67

Dividends declared per common share	$0.21	$0.20	$0.81	$0.80
Weighted average shares outstanding - basic	161,142,567	134,922,510	151,439,002	132,331,091
Weighted average shares outstanding - diluted	161,839,544	134,930,189	152,597,666	132,333,157

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2013 to discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
		(A)		(A)
FFO information:
Net income attributable to MPT common stockholders	$17,838,740	$28,555,960	$96,991,110	$89,899,695
Participating securities’ share in earnings	(190,142)	(171,473)	(728,533)	(886,374)

Net income, less participating securities’ share in earnings	$17,648,598	$28,384,487	$96,262,577	$89,013,321
Depreciation and amortization:
Continuing operations	11,151,338	8,212,451	36,977,724	32,814,417
Discontinued operations	380,966	230,140	708,422	2,041,268
Gain on sale of real estate	(5,605,087)	(9,089,008)	(7,659,316)	(16,369,188)

Funds from operations	$23,575,815	$27,738,070	$126,289,407	$107,499,818
Write-off straight line rent	1,457,235	4,816,433	1,457,235	6,456,272
Acquisition costs (includes $12.0 million in transfer taxes in 2013)	13,036,440	1,305,731	19,493,657	5,420,427

Normalized funds from operations	$38,069,490	$33,860,234	$147,240,299	$119,376,517
Share-based compensation	2,812,906	2,207,235	8,832,006	7,637,420
Debt costs amortization	934,383	880,777	3,558,506	3,458,797
Additional rent received in advance (B)	(300,000)	(300,000)	(1,200,000)	(1,200,000)
Straight-line rent revenue and other	(4,673,544)	(3,907,388)	(17,039,339)	(11,696,822)

Adjusted funds from operations	$36,843,235	$32,740,858	$141,391,472	$117,575,912

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.11	$0.21	$0.63	$0.67
Depreciation and amortization:
Continuing operations	0.07	0.06	0.24	0.25
Discontinued operations	—	—	—	0.01
Gain on sale of real estate	(0.03)	(0.06)	(0.04)	(0.12)

Funds from operations	$0.15	$0.21	$0.83	$0.81
Write-off straight line rent	0.01	0.03	0.01	0.05
Acquisition costs	0.08	0.01	0.12	0.04

Normalized funds from operations	$0.24	$0.25	$0.96	$0.90
Share-based compensation	0.02	0.02	0.06	0.06
Debt costs amortization	0.01	0.01	0.02	0.03
Additional rent received in advance (B)	(0.01)	(0.01)	(0.01)	(0.01)
Straight-line rent revenue and other	(0.03)	(0.03)	(0.10)	(0.09)

Adjusted funds from operations	$0.23	$0.24	$0.93	$0.89

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2013 to discontinued operations.
(B)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes. This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.